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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Dispatch Management Services Corp. of our report as of August 22, 1997 and the related financial statements of Delta Air & Road Transport PLC which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ BLICK ROTHENBERG
Chartered Accountants

London, England
May 18, 1998